UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report June 6, 2012

(Date of earliest event reported)

VAALCO Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-32167	76-0274813
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

4600 Post Oak Place, Suite 309

Houston, Texas 77027

(Address of principal executive offices, including zip code)

(713) 623-0801

(Registrant’s telephone number, including area code)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 6, 2012, The Company held its 2012 Annual Meeting of Shareholders. The shareholders elected all of the Company’s nominees for director, approved the 2012 Long-Term Incentive Plan, ratified the appointment of Deloitte & Touche LLP as the Company’s independent accountants for the fiscal year ending December 31, 2012 and approved the non-binding vote on executive compensation. The following table presents the final voting results for the items that were presented for shareholder approval:

	For	Against	Abstentions	Broker Non-Votes
(1) Election of Directors
Robert L. Gerry, III	40,062,727	2,779,838	—	7,978,600
W. Russell Scheirman	40,180,589	2,661,976	—	7,978,600
Robert H. Allen	41,408,155	1,434,410	—	7,978,600
Frederick W. Brazelton	39,643,889	3,198,676	—	7,978,600
Luigi Caflisch	39,607,409	3,235,156	—	7,978,600
O. Donaldson Chapoton	37,189,495	5,653,070	—	7,978,600
John J. Myers, Jr.	41,952,670	889,895	—	7,978,600
(2) Proposal to approve and ratify the 2012 Long Term Incentive Plan	35,795,591	7,012,694	77,632	7,935,248
(3) Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent accountants for the fiscal year ending December 31, 2012	48,347,283	2,305,266	168,616
(4) Proposal to approve, by non-binding vote, our executive compensation	41,336,707	1,421,675	84,182	7,978,601

For additional information on these proposals, please see the Company’s definitive proxy statement filed with Securities and Exchange Commission on April 12, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAALCO Energy, Inc.

June 7, 2012	By:	/s/ Gregory R. Hullinger
Gregory R. Hullinger
Chief Financial Officer